Exhibit 99.1

COLLECTORS UNIVERSE, INC.

2018 CASH INCENTIVE PLAN

1.        Purposes and Administration of the Plan.

1.1     Purposes. The primary purpose of this 2018 Cash Incentive Plan (the “Plan”) is to further the interests of the Collectors Universe, Inc. (the "Company") and its stockholders by (i) providing meaningful incentives and financial rewards to Participants in the Plan for making significant contributions to the achievement, by the Company, of specified financial performance goals in Fiscal 2018, and (ii) making a substantial portion of each Participant’s compensation for Fiscal 2018 dependent on the Company’s achievement of those goals and the achievement by the Participant of individualized performance goals (or MBOs), all in furtherance of the “pay-for-performance" policy of the Compensation Committee (the “Compensation Committee”) of the Company's Board of Directors.

1.2     Administration of the 2018 Plan. This Plan will be administered by the Compensation Committee, which has the authority: (a) to designate the executive officers of the Company that will participate in the Plan (the “Participants”), (b) to establish the performance goals or objectives required to be achieved for Participants to earn cash incentive awards under the Plan, (c) to determine whether or not a Participant has earned a cash incentive award under the Plan and the amount thereof, if any, (d) to interpret and construe the Plan, and (e) to adopt all necessary rules and regulations for administering the Plan. All decisions and determinations of the Committee with respect to this Plan shall be final and binding on and non-appealable by the Company and the Participants.

2.        Definitions. Unless otherwise defined elsewhere in this Plan, the following terms shall have the respective meanings given to them below in this Section 2:

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as heretofore amended and as may be amended hereafter, and the regulations promulgated thereunder.

“Committee” means the Compensation Committee of the Board which (i) has been designated by the Board as a compensation committee with the authority set forth in Section 1.2 hereof and (ii) is comprised of three or more directors, all of whom are outside directors within the meaning of Section 162(m) of the Code.

“Company” shall means Collectors Universe, Inc., a Delaware corporation, and any successor thereto.

"Continuous Service with the Company" shall mean the employment of a Participant by the Company or any subsidiary thereof, which employment is uninterrupted except by reason of (x) vacations, (y) leaves of absence that have been approved in writing by the Company, or (z) illnesses (other than a physical or mental disability that continues for more than 60 days within a period of 180 consecutive days).

“Financial Performance Goals” shall have the meaning given to such term in Section 4.1 of this Plan.

“Fiscal 2018” means the Company’s fiscal year ending June 30, 2018.

“Incentive Awards” shall have the meaning given to such term in Section 5 of this Plan.

“including” means “including but not limited to” or “including without limitation”.

“MBOs” shall have the meaning given to such term in Section 4.2 of this Plan

“Participants” means the executive officers of the Company named in Section 3 of this Plan (each of whom is sometimes referred to, individually, as a “Participant”).

“Plan” means this Collectors Universe, Inc. 2018 Cash Incentive Plan.

“SEC” means the Securities and Exchange Commission.

3.        Plan Participants.

The Compensation Committee has designated the following executive officers of the Company as the Participants in this Plan:

Name	Position with the Company

Joseph J. Orlando	Chief Executive Officer
Joseph J. Wallace	Chief Financial Officer

4.        Performance Goals.

4.1     Establishment of Financial Performance Goals and Incentive Award Opportunities. For purposes of this Plan and determining the Incentive Awards that each Participant may earn under this Plan, in conjunction with or shortly after the adoption of the 2018 Plan:

(a)     The Committee will establish for, and communicate to, each Participant one or more Company Financial Performance Goals for Fiscal 2018, which will be based on whichever of the following Company financial metrics for Fiscal 2018 are selected by the Compensation Committee: revenues, gross profits or operating income, pre-tax earnings, net earnings, earnings per basic or diluted share, cash generated by the operations, earnings before interest and taxes (“EBIT”), or earnings before interest, taxes and depreciation and amortization expense (“EBITDA”), return on investment or return on assets, subject in each case to such adjustment or adjustments thereto as the Committee determines to be appropriate. The Financial Performance Goals may (but shall not be required to) be based on corresponding financial performance goals or objectives set forth in the Company’s annual operating plan for Fiscal 2018 that has been adopted by the Board (the “2018 AOP”).

(b)     The Committee will establish for each Participant under this Plan:

(i)     A “Threshold Financial Performance Goal” and a corresponding Incentive Award Opportunity under the Plan (the “Threshold Financial Performance Award”), which will become payable if and only if that Goal is achieved.

(ii)     A “Target Financial Performance Goal” in excess of the Threshold Financial Performance Goal, and a corresponding Incentive Award Opportunity (the “Target Financial Performance Award”) that is greater in amount than the Threshold Financial Performance Award. If the Company’s financial performance in fiscal 2018 exceeds the Threshold Financial Performance Goal, but is less than the Target Financial Performance Goal, then the amount of the Incentive Award will be interpolated between the Threshold Financial Performance Award and the Target Financial Performance Award.

(iii)     A “Maximum Financial Performance Goal” requiring the achievement by the Company of financial performance that exceeds the Target Financial Performance Goal and a corresponding Incentive Award Opportunity (the “Maximum Financial Performance Award”) that is greater in amount than the Target Financial Performance Award. If the Company’s financial performance in fiscal 2018 exceeds the Target Financial Performance Goal, but is less than any such Maximum Financial Performance Goal, then, the amount of the Incentive Award will be interpolated between the Target Financial Performance Award and the Maximum Financial Performance Award.

(c)     The Compensation Committee shall have the discretion, exercisable prior to the payment of Incentive Awards under the Plan, to reduce (but not to increase) the amount of any Incentive Award that might otherwise have been earned under the Plan, based the Committee's assessment of the Company’s overall financial performance in fiscal 2018 and other factors which the Committee may deem relevant.

4.2     Establishment of Participant MBOs. In conjunction with or shortly after the adoption of the 2018 Plan, the Committee may establish individualized or personal performance objectives (“MBOs”) for any or all of the Participants, which are objectives or goals that the Committee believes would, if achieved, lead to the Company’s achievement of longer term corporate financial or strategic goals or objectives.

4.3     Measurement Periods. Corporate Financial Goals and MBOs may be established by the Committee, in its sole discretion, for any interim period or periods within, or for the entirety of, Fiscal 2018 (each, a “Measurement Period”).

5.       Incentive Award Opportunities. In conjunction with or shortly after the adoption of the 2018 Plan, the Compensation Committee shall determine the respective cash incentive compensation awards that each of the Participants may earn under this Plan, expressed in dollar amounts or percentages of annual base salary, or by such other metric as the Committee may deem to be appropriate, (i) for achievement by the Company of the Target Performance Goal, the Threshold Performance Goal and the Maximum Performance Goal, respectively, and (ii) for achievement by each Participant of some or all of his or her MBOs (if any), for the applicable Measurement Period (each, an “Incentive Award Opportunity”). The amounts of the Incentive Award Opportunities established for each Participant will be based on a number of factors, as deemed relevant by the Committee, which may include a Participant’s (i) expected contribution to the Company’s Fiscal 2018 or longer term financial performance, (ii) position and level of responsibilities with the Company, (iii) salary level, and (iv) past individual performance. Additionally, in determining Award Opportunities under this Plan, the Committee may (but need not) take into account the incentive compensation being paid by competitors or by a group of “peer” companies to their respective executive officers.

6.       Determinations by the Committee and Conditions Precedent to Payment of Awards.

6.1     Achievement of Financial Performance Goals and MBOs. Within seventy-five (75) days after the end of Fiscal 2018, the Committee shall determine, in its sole and absolute discretion, whether and the extent to which (i) the Company has achieved or exceeded any of the Financial Performance Goals established under the Plan, and (ii) each Participant has attained or exceeded any Fiscal 2018 MBOs established for the Participant by the Committee under the Plan.

6.2     Determination of Amounts of Incentive Awards to be Paid under the Plan.

(a)     Financial Performance Awards. If the Committee determines that the Company has failed to achieve at least the Threshold Financial Performance Goal established under this Plan, then, none of the Participants will be entitled to receive any Financial Performance Incentive Award under the 2018 Plan. If it is determined, instead, that any of the Financial Performance Goals was met or exceeded, then, subject to Section 8 below, the Committee may authorize and direct the Company to pay a cash Incentive Award under this 2018 Plan in an amount which shall be determined based on the extent to which the Threshold, the Target or the Maximum Financial Performance Goal (as the case may be) was achieved or exceeded.

(b)     MBO Incentive Awards. The Committee will determine whether and the extent to which each Participant has achieved his or her MBOs.

6.3     Changes to Performance Goals due to Unanticipated Events. In determining whether any Financial Performance Goal has been achieved or exceeded, the Committee may make adjustments to exclude the effects, on the Company's financial performance or results of operations, of any of the following events that may occur during a Measurement Period as and to the extent the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances, solely to avoid windfalls or hardships, including: (i) asset write-downs, (ii) litigation or claim settlements or judgments, (iii) the effect of changes in tax law provisions, accounting principles or other laws or regulations affecting reported operating results or any components thereof, provided that the effects are financially and objectively measurable, (iv) accruals for reorganization and restructuring programs, and (v) any events or transactions that are unusual in nature or that occur infrequently (as described FASB Accounting Standards Update No. 2015-01), such as, but not limited to, costs incurred in connection with the relocation of the Company's principal offices in the second quarter of fiscal 2018.

6.4     Conditions Precedent to Receipt of Awards. Notwithstanding anything to the contrary that may be contained in this Plan, it shall be a condition precedent to the right of a Participant to receive an Incentive Award otherwise earned under this Plan that such Participant shall have remained in the Continuous Service of the Company (as defined above) for the period beginning on the date the Committee established the amounts of his or her Incentive Award Opportunities hereunder and continuing to and including June 30, 2018.

7.       Payment of Incentive Awards. Subject to Sections 6, 8 and 9 of this Plan, the Company shall pay any Incentive Awards authorized by the Committee under this Plan in cash, less applicable payroll and other withholdings, as soon as practicable following the Committee’s determinations as set forth in Subsections 6.1 and 6.2 above, but in no event later than the seventy-fifth (75th) day after the end of Fiscal 2018. The Company may, in its discretion, elect to pay any Incentive Award by (i) Company check, in which case such payment shall be delivered in person or mailed to the last address of a Participant that is set forth in the records of the Company or (ii) by electronic deposit into the Participant’s direct deposit account on file with the payroll department of the Company. Each Participant shall be responsible for furnishing the Company with the Participant’s current address and any changes that may occur therein prior to the payment of any Incentive Awards under the Plan and, if the Participant desires an Incentive Award to be deposited in a direct deposit account, the information and authorization required to enable the Company to cause the Award to be deposited into such account.

8.       Amendments to and Termination of 2018 Plan. Notwithstanding anything to the contrary that may be contained elsewhere in this Plan:

8.1     Amendments to and Modifications of the 2018 Plan. The Committee shall have the sole, absolute and unconditional discretion to amend or modify the 2018 Plan at any time or from time to time with or without notice to the Participants. Without limiting the generality of the foregoing, no Participant shall have any legally binding right to receive any unpaid Incentive Award under this Plan prior to the date on which that Incentive Award is actually paid to the Participant and, accordingly, the Committee, in the exercise of its sole, absolute and unconditional discretion, at any time prior to the payment of any unpaid Incentive Award hereunder (i) may reduce (but not increase) the amount of any such Incentive Award, or (ii) may determine that no Incentive Award will be paid to the Participant under this Plan, whether or not the Company has achieved or exceeded any of the Financial Performance Goals or the Participant has achieved any of the MBOs theretofore established by the Committee or has been notified of the pendency of the payment of an unpaid Incentive Award under this Plan. Except as otherwise provided in Section 9 below, no amendment to the 2018 Plan shall affect any Incentive Award that had previously been paid to any of the Participants under this Plan.

8.2     Compliance with Section 409A of the Code. This Plan is intended to comply with Section 409A of the Code and any related regulations and guidance promulgated thereunder (“Section 409A”) and will be interpreted in a manner intended to comply with Section 409A. In furtherance thereof, no payments may be accelerated under this Plan other than to the extent permitted under Section 409A. To the extent that any provision of this Plan violates Section 409A such that amounts would be taxable to a Participant prior to payment or would otherwise subject a Participant to a penalty tax under Section 409A, such provision shall be automatically reformed or stricken to preserve the intent hereof. Notwithstanding anything herein to the contrary, (i) if there is a termination of Participant’s employment with the Company and the deferral of the commencement of any payments or benefits otherwise payable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax or penalties from being imposed under Section 409A, then the Company shall defer the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits and without interest thereon) until the date that is six (6) months following the Participant’s termination of employment (or the earliest date as is permitted under Section 409A) and (ii) if any other payment due to a Participant hereunder could cause the application of an accelerated or additional tax or penalties under Section 409A, such payment also shall be deferred if deferral will make such payment compliant under Section 409A, or such payment shall be restructured, to the extent possible, in a manner, as determined by the Committee, that does not cause such an accelerated or additional tax. The Committee shall implement the provisions of this Section 8.2 in good faith; provided, however, that if a Participant incurs any liability for accelerated or additional taxes or penalties under Section 409A or any expenses (including attorneys or other professional fees or expenses) in defending against same (collectively, Section 409A Liabilities”), none of the Company, or the members of the Board of Directors or the Committee, or any employees or independent contractors or other representatives of the Company or any of its subsidiaries or business units, shall have any liability of any kind or nature whatsoever to any Participant therfor, including any liability for or obligation to pay any Section 409A Liabilities that are incurred by a Participant, even if such Section 409A Liabilities are found to have arisen, in whole or in part, out of any act or omission of the Company, any of the members of either the Company’s Board of Directors or the Committee or any employees or independent contractors or other representatives of the Company.

8.3     Termination of the 2018 Plan. The Committee, in its sole, absolute and unconditional discretion, may (i) terminate this Plan at any time, with or without notice to the Participants, and (ii) determine that, as a result of such termination, no Incentive Awards under the Plan will be paid or that any unpaid Incentive Awards under the Plan shall be reduced; provided, however, that, except as otherwise provided in Section 9 below, no such termination shall affect any Incentive Awards that were theretofore paid to any of the Participants under this Plan.

9.      Clawback of Previously Paid Awards. Notwithstanding any other provision in this Plan, any Incentive Award that has been paid under this Plan shall be subject to reduction or "clawback" and recovery, in whole or in part, as and to the extent required under any applicable law or government regulation or any securities exchange listing requirement or the Company's “clawback policy” as in effect from time to time, whether or not the terms or conditions of the Award, or notice to a Participant with respect an Award, contains any reference to any such law, government regulation, securities exchange listing requirement or Company clawback policy. Each Participant, by accepting the payment of any Incentive Award under this Plan, agrees to repay any previously paid Incentive Award as and to the extent required under the Company's Incentive Compensation Clawback Policy and under any applicable laws, government regulations or securities exchange listing requirements.

10.      Miscellaneous Provisions.

10.1     No Enlargement of Employee Rights. Nothing in the Plan shall be construed to create or imply any contract of employment between any Participant and the Company, to confer upon any Participant any right to continue in the employ of the Company or to confer upon the Company any right to require any Participant’s continued employment.

10.2     Rights Not Alienable. Any rights of a Participant under this Plan may not be assigned, transferred or alienated, except by will or pursuant to the laws of descent and distribution, and shall be earned only by and paid solely to or for the account of the Participant.

10.3     Other Compensation Plans. The adoption of the Plan shall not affect any other compensation plans in effect that have been established by the Company or any of its subsidiaries, nor shall this Plan preclude the Company or any of its subsidiaries from establishing or awarding any other forms of compensation for or to employees, officers or directors of the Company or any of its subsidiaries, including the Participants.

10.4     Governing Law; Interpretation. To the extent not preempted by federal law, this Plan and its provisions shall be construed and determined in accordance with the laws of the State of California; provided, that, no provision of this Plan, because of any ambiguity found to be contained therein or otherwise, shall be construed against the Company because it or its legal counsel was the draftsman of that provision or any portion thereof.

10.5     No Other Understandings or Agreements with respect to the 2018 Incentive Plan. This Plan document contains all of the terms and provisions of and all conditions applicable to the Plan, other than (i) Corporate Financial Goals and MBOs and Incentive Award opportunities that may be established hereafter for any Participant under this Plan, and supersedes any previous discussions, communications, understandings or agreements, written or oral, between the Company and any Participant with respect to the Plan as well as all prior actions that may have been taken by the Committee relating to the Plan.